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                                                                   Exhibit 10.20
                                                                         2/29/00

EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT, effective as of March 1, 2000, by and between MOORE MEDICAL CORP., a Delaware corporation (the "Employer"), and LINDA M. AUTORE of _______________________, Connecticut (the "Employee").

     The Employer and Employee hereby agree as follows:

     1. Term; Duties. For the period from March 1, 2000 through December 31,
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2001 (or earlier, pursuant to paragraphs 6, 7 and 9) (the "Term"), the Employer will employ the Employee, and the Employee will serve the Employer, as its President and chief executive officer, subject at all times to the direction of its Board of Directors and Executive Committee. The Employee agrees that during the Term she will devote her entire working time and give her best efforts and attention to the business of the Employer.

     2. Salary. As compensation for her services during the Term, the Employer
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will pay the Employee, in installments on the Employer's regular payroll payment dates and subject to statutory withholding amounts, a salary :

          (a) for the period from March 1, 2000 through December 31, 2000, at the annual rate of $275,000 (i.e., of $229,166.66 for said ten month period); and

          (b) for 2001, at the annual rate of $275,000 plus an inflationary adjustment for any increase during 2000 in the Consumer Price Index.

     3. Incentive Compensation. As additional compensation for her services
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during the Term, the Employer will pay the Employee incentive compensation pursuant to the Executive Officers' Bonus Plan of the Employer, as it may be adopted by its Board of Directors for each year during the Term.

     4. Vacation. During each year of the Term, the Employee will be entitled to
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four weeks vacation.

     5. Non-Competition. The Employee covenants and agrees that during the Term
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she will not, directly or indirectly, engage or own any interest in any business competing with or planning to compete with any business or planned business of the Employer, whether as principal, agent, partner, director, officer, stockholder, investor, lender, consultant, employee, or in any other capacity. The Employee agrees that a remedy at law for any breach or threatened breach of the foregoing covenant will be inadequate, and that Employer will be entitled to temporary and permanent injunctive relief in respect thereof without the necessity of posting a bond or proving actual damage to Employer.
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     6. Death. The death of the Employee will terminate the Term.
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     7. Incapacity. If during the Term the Employee is unable, on account of
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illness or other incapacity, to perform her duties for a total of more than 90 days during any twelve month period, the Employer has the right to terminate the Term on ten days' written notice to the Employee, and the Employee will thereafter be entitled to receive only one-half of her salary installments otherwise payable until the earlier of the last day of (i) the month-end twelve months after the delivery of said notice, or (ii) the Term (determined without giving effect to such termination) (the "Payment-End Date"). In the event of such termination, the covenant set forth in paragraph 5 will continue through the Payment-End Date.

     8. Stock Option as an Inducement. As an inducement to the Employee to enter
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into this Agreement, on February 23, 2000 the Employer's Board of Directors
authorized the grant to the Employee of an incentive stock option, pursuant to the Employer's Incentive Stock Option Plan, to purchase 27,000 shares of the common stock of the Employer at $10.50 per share (the average market price on said date); the option becomes exercisable in four cumulative annual installments commencing on February 23, 2001, and it expires on February 22, 2005.

     9. Effect of "Change of Control." The Employer or Employee may terminate
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the Term, on written notice to the other within 30 days after a "change of control" (as defined in Section 3(a) of the Employer's Change of Control and Change of Position Payment Plan). The termination will be effective 30 days after the delivery of the notice. In the event of a termination (and if it was by the Employee's notice, also a "change of position" (as defined in Section 3(b) of the Plan)), the Employee will be entitled to the severance amount provided for in Section 4 of the Plan.

     9. Governing Law; Etc. This Agreement is governed by the laws of
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Connecticut. It cannot be changed except by a writing signed by the party to be charged therewith.

     IN WITNESS WHEREOF, the parties have signed and delivered this Employment Agreement, effective as of March 1, 2000.

                                               MOORE MEDICAL CORP.


   /s/ Linda M. Autore                         /s/ Robert H. Steele
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                                                               By:
         LINDA M. AUTORE                       Robert H. Steele,
                                               Chairman of the Board